Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 22, 2024, with respect to the consolidated financial statements of First Horizon Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference in this Registration Statement on Form S-8.

Memphis, Tennessee
April 24, 2024